Exhibit (d)(4): Interim  Investment Advisory Agreement between the Registrant
   --------------  and EARNEST Partners Limited, LLC as  Advisor to the Investek
                                       Fixed Income Trust


                      INTERIM INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT, dated December 31, 1999, is between NOTTINGHAM INVESTMENT TRUST II (the "Trust"), a Massachusetts Business Trust, and EARNEST PARTNERS LIMITED, LLC (the "Advisor"), a Mississippi limited liability corporation and registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor on an interim basis pursuant to Rule 15a-4(b)(2) under the 1940 Act to furnish investment advisory and administrative services to the series of the Trust as described in the schedule(s) attached to this Agreement (each a "Fund"), and the Advisor is willing to furnish such services; and

WHEREAS, the Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or any "interested person" of such party (as that term is defined in the 1940 Act), have found that the scope and quality of the services to be provided under this Interim Investment Advisory Agreement are at least equivalent to the scope and quality of services provided under the Trust's investment advisory contract with Investek Capital Management, Inc.; and

WHEREAS, the compensation that may be earned under this Agreement is no greater than the compensation the Advisor would have received under the investment advisory agreement between the Trust and Investek Capital Management, Inc.; and

WHEREAS, the Trustees have determined that this Interim Investment Advisory Agreement in all respects complies with the provisions of Rule 15a-4(b)(2) under the 1940 Act;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Advisor to each Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services set forth herein, for the compensation provided in the attached schedule(s).

2. Delivery of Documents. The Trust has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Amended and Restated Declaration of Trust, as filed with the State of Massachusetts (the "Declaration");

         (b)    The Trust's By-Laws (the "By-Laws");

         (c) Resolutions of the Trust's Board of Trustees and the resolution approved by a majority of the outstanding shares of the Fund authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, relating to shares of beneficial interest of the Fund (the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e)    The Fund's Prospectus (the "Prospectus").

         The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus. The Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

         (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Trust shares, and
                (ii) brokers who are affiliated with the Fund or its Advisor; provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

         (c) Will provide certain executive personnel for the Fund as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

         (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

4. Services Not Exclusive. The advisory services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment objective to that of the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Fund. The Advisor will pay, out of the Advisor's resources, the entire cost of the promotion and sale of Trust shares, including the preparation of the prospectus and other documents. The Advisor will provide other information and services, other than services of outside counsel or independent accountants or investment advisory services to be provided by any Adviser under an Advisory Agreement, required in connection with the preparation of all registration statements and Prospectuses, Prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

         Notwithstanding the foregoing, the Fund shall pay the expenses and costs of the following:

         (a)    Taxes, interest charges and extraordinary expenses;
         (b)    Brokerage  fees  and   commissions   with  regard  to  portfolio
                transactions of the Fund;
         (c) Fees and expenses of the custodian of the Fund's portfolio securities;

         (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;
         (e)    Auditing and legal expenses;
         (f)    Cost of maintenance of the Fund's existence as a legal entity;
         (g) Compensation of trustees who are not interested persons of the Advisor as law defines that term;
         (h)    Costs of Trust meetings;
         (i)    Federal  and  State   registration  or  qualification  fees  and
                expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k) The investment advisory fee payable to the Advisor, as provided in paragraph 7 herein; and
         (l) Distribution expenses, but only in accordance with the Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act.

7. Compensation. The Advisor may earn an investment advisory fee, based upon the daily average net assets of each Fund, computed at the end of each month based upon the schedule(s) attached hereto. Any compensation earned by the Advisor pursuant to this Section 7 will be held in an interest-bearing escrow account with the Trust's custodian. With respect to each Fund, any amounts held in the escrow account (including interest earned) will be paid to the Advisor, provided a majority of the outstanding voting securities of such Fund approves a new investment advisory agreement with the Advisor prior to the termination of this Agreement. With respect to any Fund of which a majority of outstanding voting securities do not approve a new investment advisory agreement with the Advisor prior to the termination of this Agreement, the Advisor will be paid, out of the escrow account, the lesser of: (i) any costs incurred in performing this Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned).

8.(a) Limitation of Liability. The Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.(b) Indemnification of Advisor. Subject to the limitations set forth in this Subsection 8(b), the Fund shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Advisor against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the

         Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if
         (i) the Advisor shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the
         Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Fund, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c) Indemnification of Fund. The Adviser agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers from all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Trust in connection with the defense or disposition of any body, related to or resulting from (i) any breach or violation of this Agreement by the Adviser; (ii) any breach of fiduciary duty with respect to the receipt of compensation for services; and (iii) any willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

8.(d) Failure to Perform; Force Majeure. No failure or omission by either party hereto in the performance of any obligation of this Agreement (other than payment obligations) shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following: acts of God, acts or omissions of any governmental agency; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake, war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

8.(e) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective upon the date written above and, unless sooner terminated as provided herein, shall continue in effect for no more than 150 days. This Agreement shall automatically terminate during that 150 day period upon the approval of another investment advisory agreement by the shareholders of each Fund described in the schedule(s) attached hereto and a majority of the Trustees, including a majority of the Trustees who are not a party to such agreement or an "interested person" of such party (as that term is defined in the 1940 Act) at a meeting, in person, called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Board of Trustees at any time on ten (10) days written notice without the payment of any penalty. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940
         Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11. Year 2000 Preparedness. The Advisor warrants and represents that the Advisor has adopted a written plan for Year 2000 compliance for the correct operation of the Adviser's computer systems because of the approaching millennium (the "Plan"), that the Plan provides for the identification, testing and, where appropriate, upgrading of the Advisor's computer systems, in accordance with reasonable industry standards, so that both the Advisor's computer systems and their interfaces with third party computer systems will function accurately and without interruption before, during and after December 31, 1999 and that the Advisor is actively in the process of implementing the Plan and presently has no reason to believe that the Advisor's computer systems and their interfaces with third party computer systems will not be able to function accurately and without interruption before, during and after such date. The Advisor will continue to implement the Plan and take such other steps as may be necessary and appropriate to be Year 2000 compliant in a timely and efficient manner and will notify the Trust promptly of any Year 2000 compliance problems and the nature thereof if the Advisor determines that it is not or is not likely to be Year 2000 compliant in a timely and efficient manner. The failure of the Advisor to be Year 2000 compliant shall not be deemed to be a force majeure event or provide a defense to performance hereunder.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

13. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATTEST:                                     NOTTINGHAM INVESTMENT TRUST II


By: _____________________________           By: ____________________________


Title: __________________________           Title: _________________________




ATTEST:                                     EARNEST PARTNERS LIMITED, LLC


By: _____________________________           By: ____________________________


Title: __________________________           Title: _________________________

                                   SCHEDULE A


                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INTERIM INVESTMENT ADVISORY AGREEMENT and rendered to the INVESTEK FIXED INCOME TRUST ("Fund"), the Advisor may earn a fee, calculated on a monthly basis, based upon the average daily net assets of the Fund according to the following schedule:


                                               Annual
              Net Assets                        Fee
             ------------                      ------
             On all assets                     0.45%